UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals Reports No Brain Toxicity in FDA-Required Study of Ketamir-2, Confirming Absence of Ketamine-Linked Neurotoxicity

On May 6, 2025, MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) announced the completion of a regulatory-required neurotoxicity study of Ketamir-2, the Company’s novel oral NMDA receptor antagonist. The study was conducted in accordance with FDA guidance as part of the Company’s ongoing clinical development program.

The study evaluated the potential for Ketamir-2 to produce neuropathologic changes, including Olney lesions, which have historically been associated with certain NMDA receptor antagonists such as ketamine and MK-801. The study was conducted in sexually mature Sprague-Dawley rats. Animals were administered high oral doses of Ketamir-2, while a separate positive control group received MK-801. All animals were observed for clinical signs and underwent detailed histopathological brain analysis at two timepoints.

Key findings from the study include:

●	No test article-related mortality or adverse clinical signs were observed in animals treated with Ketamir-2.

●	No microscopic or macroscopic brain lesions were detected in Ketamir-2-treated groups.

●	Positive control animals treated with MK-801 showed clear evidence of vacuolation and neuronal necrosis, consistent with Olney-type lesions.

The results of the study indicate that Ketamir-2 did not induce neurotoxic changes under the study conditions.

These findings will be submitted to the U.S. Food and Drug Administration (FDA) as part of MIRA’s ongoing regulatory communications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: May 6, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer